EXHIBIT 32.1

Section 1350 Certification of Chief Executive Officer

In connection with the Quarterly Report on Form 10-Q of Union Bridge Holdings Limited (the “Company”) for the quarterly period ended June 30, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Joseph Ho, Chief Executive Officer and Chief Financial Officer of the Company, certify, to the best of my knowledge and belief, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 21, 2017	By:	/s/ Joseph Ho
Joseph Ho
Chief Executive Officer and Chief Financial Officer (Principal Executive, Accounting and Financial Officer)